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                                                                   EXHIBIT 21.01

                            SIGNIFICANT SUBSIDIARIES


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Name                                              Jurisdiction of Organization
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Direct Radiography Corp.                          Delaware
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Hologic Investment Corp.                          Massachusetts
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X-Ray Technology Corp.                            Delaware
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Hologic International Holdings B.V.               Netherlands
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Hologic Europe N.V.                               Belgium
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Hologic France S.A.                               France
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